SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): June 18, 2013

South Dakota Soybean Processors, LLC

(Exact name of Registrant as specified in its charter)

South Dakota	000-50253	46-0462968

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
100 Caspian Ave. PO Box 500 Volga, South Dakota		57071

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (605) 627-9240

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

On June 18, 2013, the Company held its 2013 annual meeting of members in Volga, South Dakota. The primary purposes of the meeting were to receive the report of management on the business of the Company and the Company’s audited financial statements for the year ended December 31, 2012 and to consider and vote on three proposals: (1) to elect 15 persons to the board of managers of the Company; (2) to conduct a vote, on an advisory basis, on the compensation of the Company’s named executive officers (“Say-on-Pay”); and (3) to conduct a vote, on an advisory basis, on the frequency of the Say-on-Pay vote.

In the first proposal, the following persons were elected to the board of managers:

District 1:	Ron Gorder, Kent Howell, and Robert Nelson
District 2:	Paul Barthel, Robert Nelsen, and Doyle Renaas
District 3:	David Driessen, Jerome Jerzak, and Lyle Trautman
District 4:	Gary Kruggel, Randal Tauer, and Gary Wertish
District 5:	Paul Dummer, Delbert Tschakert, and Ardon Wek

The vote tabulation for the first proposal was as follows:

District	Name	Votes For

1	Alan Christensen	17
	Ron Gorder	36
	Kent Howell	30
	Robert Nelson	29

2	Paul Barthel	16
	James Jepsen	13
	Peter Kontz	11
	Robert Nelsen	18
	Maurice Odenbrett	12
	Doyle Renaas	16

3	David Driessen	16
	Jerome Jerzak	16
	Lyle Trautman	16

4	Gary Kruggel	19
	Randy Tauer	19
	Gary Wertish	21

5	Paul Dummer	17
	Delbert Tschakert	18
	Edward Verhelst	13
	Ardon Wek	17

In the second proposal, the members voted to approve, the compensation of the Company’s named executive officers, by the following tally:

For – 105 Against – 20 Abstain – 13

For the third proposal, the members voted to hold the Say-on-Pay vote at the Company’s annual meeting every three years, by the following tally:

One – 21 Two – 28 Three – 71 Abstain – 15

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTH DAKOTA SOYBEAN PROCESSORS, LLC

Dated: June 20, 2013	/s/ Thomas Kersting
Thomas Kersting, Chief Executive Officer